Exhibit 99



                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock, $.01 par value per share, of Intelligent Medical Imaging, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


Date: February 12, 1998                 /S/ TYCE M. FITZMORRIS
                                           -------------------------------------
                                            Tyce M. Fitzmorris



Date: February 12, 1998                 FITZMORRIS HOLDINGS, INC.

                                        By: /S/ TYCE M. FITZMORRIS
                                           -------------------------------------
                                                Tyce M. Fitzmorris
                                                Title:  President



Date: February 12, 1998                 FITZMORRIS FAMILY INVESTMENTS
                                          LIMITED  PARTNERSHIP


                                         By:  Fitzmorris Holdings, Inc.,
                                                 as general partner

                                         By:  /S/ TYCE M. FITZMORRIS
                                            ------------------------------------
                                                  Tyce M. Fitzmorris
                                                  Title:  President